As filed with the Securities and Exchange Commission on March 13, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAD CATZ INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Canada	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

141 Adelaide Street West

Suite 400

Toronto, Ontario M5H 3L5 Canada

(Address of Principal Executive Offices including Zip Code)

MAD CATZ INTERACTIVE, INC.

AMENDED AND RESTATED INCENTIVE STOCK OPTION PLAN

(Full Title of the Plan)

Whitney E. Peterson

Vice President and General Counsel

7840 Mission Valley Road, Suite 101

San Diego, CA. 92108

(619) 683-9830

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to: Joshua E. Little, Esq. Latham & Watkins 12636 High Bluff Drive, Suite 300 San Diego, California 92130 (858) 523-5433

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, no par value	5,053,961 shares	$0.475 – $2.641	$5,185,846.64	$419.53

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	This estimate is made pursuant to Rule 457(h) and (c) and solely for the purpose of calculating the registration fee using an exchange rate of $0.679 per Canadian Dollar (the New York noon rate reported on March 12, 2003), and is determined according to the following offering price information:
■	Shares of Common Stock reserved for issuance under the Mad Catz Interactive, Inc. Amended and Restated Incentive Stock Option Plan (the “Plan”) being registered hereunder: 5,053,961
■	Shares of Common Stock subject to outstanding options at indicated exercise price: (i) 200,000 shares at $0.475 per share, (ii) 699,166 shares at $0.57 per share, (iii) 265,000 shares at $0.618 per share, (iv) 145,001 shares at $0.638 per share, (v) 75,000 shares at $0.917 per share, (vi) 500,000 shares at $0.93 per share, (vii) 371,300 shares at $1.222 per share, (viii) 25,000 shares at $1.31 per share, (ix) 145,000 shares at $1.358 per share, (x) 25,000 shares at $1.528 per share, (xi) 25,000 shares at $1.555 per share, (xii) 50,000 shares at $0.985 per share, (xiii) 406,000 shares at $1.867 per share, (xiv) 50,000 shares at $2.037 per share, (xv) 45,000 shares at $2.207 per share, (xvi) 25,000 shares at $2.241 per share and (xvii) 450,000 shares at $2.614 per share.
■	Shares of Common Stock reserved for issuance upon exercise of options to be granted in the future: 1,552,494.

Pursuant to Rule 457(h) and (c), for all shares of Common Stock being registered hereunder with an exercise price which cannot be presently determined (1,552,494 shares), the Proposed Maximum Offering Price Per Share is $0.58 per share of Common Stock, which is based on the average of the high and low prices for Mad Catz Interactive, Inc.’s common stock as reported on The Toronto Stock Exchange and the American Stock Exchange on March 12, 2003.

PART I

Item 1. Description of Plan.

Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

Item 3. Incorporation of Documents by Reference

The Securities and Exchange Commission (the “Commission”) allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we have filed, or may file, with the Commission:

•	Our Registration Statement on Form 20-F, as amended, filed with the Commission on August 10, 1999.

•	Our Annual Report on Form 20-F for the fiscal year ended March 31, 2002, filed with the Commission on September 30, 2002.

•	Our Report of Foreign Issuer on Form 6-K, filed with the Commission on June 19, 2002.

•	Our Report of Foreign Issuer on Form 6-K, filed with the Commission on June 19, 2002.

•	Our Report of Foreign Issuer on Form 6-K, filed with the Commission on August 16, 2002.

•	Our Report of Foreign Issuer on Form 6-K, filed with the Commission on August 16, 2002.

•	Our Report of Foreign Issuer on Form 6-K, filed with the Commission on August 16, 2002.

•	Our Report of Foreign Issuer on Form 6-K, filed with the Commission on August 20, 2002.

•	Our Report of Foreign Issuer on Form 6-K, filed with the Commission on October 3, 2002.

•	Our Report of Foreign Issuer on Form 6-K, filed with the Commission on December 3, 2002.

•	Our Report of Foreign Issuer on Form 6-K, filed with the Commission on December 6, 2002.

•	Our Report of Foreign Issuer on Form 6-K, filed with the Commission on January 24, 2003.

•	Our Report of Foreign Issuer on Form 6-K, filed with the Commission on February 10, 2003.

•	Our Report of Foreign Issuer on Form 6-K, filed with the Commission on March 7, 2003.

•	All documents filed by us with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of those documents.

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A statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated herein modifies or replaces such statement. Any statements so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Subsection 124(1) of the Canada Business Corporations Act permits and Section 7.02 of the Registrant’s General By-laws requires the Registrant to indemnify its directors and officers, former directors and officers, and persons who have acted at the Registrant’s request as directors or officers of another body corporate, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other body corporate, if (a) the individual acted honestly and in good faith with a view to the best interests of the Registrant or the other body corporate, as the case may be, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. Where the conditions in (a) and (b) are met and the individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, Subsection 124(5) of the Canada Business Corporations Act requires that the Registrant indemnify the individual for all costs, charges and expenses reasonably incurred.

Subsection 124(4) of the Canada Business Corporations Act provides that the Registrant may, with the approval of a court, indemnify a person referred to in Subsection 124(1) in respect of an action by or on behalf of the Registrant or other body corporate referred to in Subsection 124(1) to procure a judgment in its favor, to which the individual is made a party by reason of the individual’s association with the Registrant or other body corporate, against all costs, charges and expenses reasonably incurred by the individual in connection with such action if (a) the individual acted honestly and in good faith with a view to the best interests of the Registrant or the other body corporate, as the case may be, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

Subsection 124(2) of the Canada Business Corporations Act and the Registrant’s General By-laws permit the Registrant to advance monies to an individual referred to in Subsection 124(1) for costs, charges and expenses of a proceeding referred to in Subsection 124(1) provided that the individual must repay the moneys so advanced if the individual (a) did not act honestly and in good faith with a view to the best interests of the Registrant or the other body corporate, as the case may be, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, did not have reasonable grounds for believing that the individual’s conduct was lawful.

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The Canada Business Corporations Act permits and the Registrant has purchased and presently maintains insurance on behalf of its officers and directors.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

EXHIBIT NUMBER	EXHIBIT

4.1

Instruments Defining the Rights of Stockholders. Reference is made to the Registrant’s Registration Statement on Form 20-F, as amended, filed with the Commission on August 10, 1999 and incorporated by reference pursuant to Item 3.

4.2

Mad Catz Interactive, Inc. Amended and Restated Incentive Stock Option Plan. Reference is made to the Registrant’s Annual Report on Form 20-F for the fiscal year ended March 31, 2002, filed with the Commission on September 30, 2002 and incorporated by reference pursuant to Item 3.

4.3

Form of Stock Option Agreement. Reference is made to the Registrant’s Annual Report on Form 20-F for the fiscal year ended March 31, 2002 filed with the Commission on September 30, 2002 and incorporated by reference pursuant to Item 3.

5.1	Opinion of Lang Michener.

23.1	Consent of KPMG LLP, Independent Auditors.

23.2	Consent of Lang Michener is contained in Exhibit 5.1.

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

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(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ontario, Canada this 12th day of March, 2003.

By:	/s/ MORRIS PERLIS
Morris Perlis President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Morris Perlis and Darren Richardson and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ MORRIS PERLIS Morris Perlis	President, Chief Executive Officer and Director (Principal Executive Officer)	March 12, 2003

/s/ MELANIE CASON Melanie Cason	Acting Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 12, 2003

/s/ PATRICK S. BRIGHAM Patrick S. Brigham	Director	March 12, 2003

/s/ DONALD LENZ Donald Lenz	Director	March 12, 2003

/s/ CARY L. MCWHINNIE Cary L. McWhinnie	Director	March 12, 2003

/s/ J. BRENDAN RYAN J. Brendan Ryan	Director	March 12, 2003

/s/ DARREN RICHARDSON Darren Richardson	Registrant’s Authorized United States Representative	March 12, 2003

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT

4.1

Instruments Defining the Rights of Stockholders. Reference is made to the Registrant’s Registration Statement on Form 20-F, as amended, filed with the Commission on August 10, 1999 and incorporated by reference pursuant to Item 3.

4.2

Mad Catz Interactive, Inc. Amended and Restated Incentive Stock Option Plan. Reference is made to the Registrant’s Annual Report on Form 20-F for the fiscal year ended March 31, 2002, filed with the Commission on September 30, 2002 and incorporated by reference pursuant to Item 3.

4.3

Form of Stock Option Agreement. Reference is made to the Registrant’s Annual Report on Form 20-F for the fiscal year ended March 31, 2002 filed with the Commission on September 30, 2002 and incorporated by reference pursuant to Item 3.

5.1	Opinion of Lang Michener.

23.1	Consent of KPMG LLP, Independent Auditors.

23.2	Consent of Lang Michener is contained in Exhibit 5.1.